As filed with the Securities and Exchange Commission on February 18, 2021.

Registration No. 333-252811

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 2

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Colicity Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3526440
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2300 Carillon Point
Kirkland, WA 98033
Telephone: (435) 278-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig O. McCaw
Chief Executive Officer
2300 Carillon Point
Kirkland, WA 98033
Telephone: (425) 278-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Sakowitz, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Colicity Inc. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-252811) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.    The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1**	Certificate of Incorporation.
3.2**	Certificate of Incorporation Amendment No. 1.
3.3**	Form of Amended and Restated Certificate of Incorporation.
3.4**	By Laws.
4.1**	Specimen Unit Certificate.
4.2**	Specimen Class A Common Stock Certificate.
4.3**	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1**	Opinion of Winston & Strawn LLP.
10.1**	Form of Letter Agreement among the Registrant, X-icity Holdings Corporation and each of the executive officers and directors of the Registrant.
10.2**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3**	Form of Registration Rights Agreement among the Registrant, X-icity Holdings Corporation and the Holders signatory thereto.
10.4**	Form of Private Placement Warrants Purchase Agreement between the Registrant and X-icity Holdings Corporation.
10.5**	Form of Indemnity Agreement.
10.6**	Promissory Note issued to X-icity Holdings Corporation.
10.7**	Securities Subscription Agreement between the Registrant and X-icity Holdings Corporation.
10.8**	Form of Administrative Services Agreement between the Registrant and Pendrell.
14**	Form of Code of Ethics.
23.1**	Consent of WithumSmith+Brown, PC.
23.2**	Consent of Winston & Strawn LLP (included on Exhibit 5.1).
24 **	Power of Attorney (included on signature page to the initial filing of this Registration Statement).
99.1**	Form of Audit Committee Charter.
99.2**	Form of Compensation Committee Charter.
99.3**	Consent of Dennis Weibling.
99.4**	Consent of Wayne Perry.
99.5**	Consent of Cathleen A. Massey.

*	Filed herewith.

**	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on the 18th day of February, 2021.

COLICITY, INC.

By:	/s/ Craig McCaw
Craig McCaw
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Criag McCaw and Steve Ednie his true and lawful attorney-in-fact, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Craig McCaw	Chief Executive Officer and Director	February 18, 2021
Craig McCaw	(Principal Executive Officer)

/s/ Steve Ednie	Chief Financial Officer and Secretary	February 18, 2021
Steve Ednie	(Principal Financial and Accounting Officer)

/s/ R. Gerard Salemme	Director	February 18, 2021
R. Gerard Salemme

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